                                     AGREEMENT


     THIS AGREEMENT is made and entered into as of this 2nd day of August, 1999, by and between FRANCIS D. JOHN, residing at 6731 Paxon Road, Solebury, Pennsylvania 18963 (the "Borrower") and KEY ENERGY SERVICES, INC., a Maryland corporation with its principal offices at Two Tower Center, 20th Floor, East Brunswick, New Jersey 08816 (the "Lender").

                                      BACKGROUND

     A. The Borrower has borrowed from the Lender, on the dates and in the amounts set forth on Schedule I hereto, an aggregate of $2,345,000.00 (the "Bridge Indebtedness"). The Bridge Indebtedness is evidenced by a series of demand notes which have been executed and delivered to the Lender and are attached hereto as Exhibits A, B, and C, respectively (the "Bridge Notes"). These Bridge Notes were secured by an open-end mortgage in the amount of $2,500,000.00, which was dated August 31, 1998 and duly filed and recorded on September 2, 1998, in the office of the Recorder of Deeds in and for Bucks County, Pennsylvania (the "Recorder's Office") in Book 1662, page 294, a copy of which is attached hereto as Attachment I (the "Bridge Financing Mortgage").

     B. The Borrower has also borrowed from the Lender, on the dates and in the amounts set forth on Schedule II hereto, an aggregate of $490,000.00 (the "Tranche II Indebtedness"). These borrowings are evidenced by a series of demand notes attached hereto as Exhibits D, E, F, G, H and I, respectively (the "Tranche II Notes").

     C. In addition, the Borrower has borrowed from the Lender, on the dates and in the amounts set forth on Schedule III hereto, an aggregate of an additional $2,165,000.00 (the "Tranche III Indebtedness"). These borrowings are evidenced by a series of demand notes attached hereto as Exhibits J and K, respectively (the "Tranche III Notes").

     D. In order to secure the repayment by the Borrower to the Lender of the Bridge Indebtedness, Tranche II Indebtedness and Tranche III Indebtedness, as evidenced by the Bridge Notes, Tranche II Notes and Tranche III Notes, the Borrower will execute and deliver to the Lender a new open-end mortgage in the amount of $5,000,000.00, a copy of the form of which is attached hereto as Attachment II (the "New Mortgage") and the Lender will cause the Bridge Financing Mortgage to be satisfied. In addition, the Lender will obtain a title insurance policy in the amount of $5,000,000.00 insuring the Lender's position as first lien holder against the parcel of real property covered by the New Mortgage.

     E. The members of the Board of Directors of the Lender (other than the Borrower) have unanimously determined that it would be in the best interests of the Lender and its shareholders if the Borrower were to remain in his positions as Chairman of the Board, President and Chief Executive Officer of the Lender for a period of at least five (5) years.

     F. In furtherance of that objective, the Lender has entered into an Amended And Restated Employment Agreement, dated as of July 1, 1999 (the "Employment Agreement"), with the Borrower which has an initial term, subject to automatic renewals, of five (5) years.

     G. As an additional inducement for the Borrower to remain in his current positions as Chairman of the Board, President and Chief Executive Officer of the Lender for a period of at least five (5) years, the Board of Directors of the Lender has also determined that it would be in the best interests of the Lender and its shareholders if the Bridge Indebtedness, Tranche II Indebtedness and Tranche III Indebtedness between the Borrower and Lender, as evidenced by the Bridge Notes, Tranche II Notes and the Tranche III Notes and secured by the New Mortgage, together with accrued and unpaid interest thereon, were to be forgiven and extinguished ratably over a five
(5) year period, commencing on July 1, 2000, on the terms and subject to the conditions hereinafter set forth.

     H. Unless the context otherwise requires, (1) the principal amount of the Bridge Indebtedness, the Tranche II Indebtedness and the Tranche III Indebtedness (together with the accrued but unpaid interest thereon) will sometimes hereinafter be collectively referred to as the "Indebtedness" and
(2) the Bridge Notes, the Tranche II Notes, and the Tranche III Notes will sometimes hereinafter be individually referred to as a "Note" and collectively referred to as the "Notes".

     NOW, THEREFORE, intending to be legally bound, the Borrower and the Lender hereby agree as follows:

          1. FORGIVENESS/CANCELLATION OF INDEBTEDNESS. Except (a) in the event of an acceleration in Borrower's obligation to repay the outstanding Indebtedness and make payment on any of the outstanding Notes as a result of
(i) the termination of the Borrower's employment by the Lender for "Cause" (as defined and described below) or (ii) the voluntary termination by the Borrower of his employment with the Lender for any reason or (b) in the event of an acceleration in the Lender's obligation to forgive/cancel the Indebtedness and cancel the Notes as a result of (i) the Borrower's termination of his employment with the Lender as a result of "Good Reason", "Change in Control" or "Disability" (as defined and described below) or (ii) the death of the Borrower, the Lender hereby agrees that, for so long as the Borrower remains employed by the Lender, the Indebtedness will be forgiven/cancelled in the proportions and amounts and on the dates set forth below:

                              PROPORTION/AMOUNT OF
                              INDEBTEDNESS TO BE
          DATE                FORGIVEN/CANCELLED
          ----                ------------------
          July 1, 2000        1/5th (20%)
                              ($1,000,000.00, plus accrued
                              but unpaid interest thereon)

          July 1, 2001        1/5th (20%)
                              ($1,000,000.00, plus accrued
                              but unpaid interest thereon)

          July 1, 2002        1/5th (20%)
                              ($1,000,000.00, plus accrued
                              but unpaid interest thereon)

          July 1, 2003        1/5th (20%)
                              ($1,000,000.00, plus accrued
                              but unpaid interest thereon)

          July 1, 2004        1/5th (20%)
                              ($1,000,000.00, plus accrued
                              but unpaid interest thereon)

     The Indebtedness will be forgiven/cancelled by Lender chronologically in the order in which it was incurred by the Borrower.

          2.   SURRENDER AND CANCELLATION OF NOTES.

               (a) In the event of the forgiveness/cancellation of all or a portion of the Indebtedness evidenced by the Notes in accordance with the terms of this Agreement, the Lender will cause any one or more of the Notes which evidence such Indebtedness to be surrendered for cancellation thereof. To the extent that any portion of the Indebtedness represented by any such Note surrendered for cancellation has not been forgiven/cancelled, the Lender will cause a new demand note, evidencing the portion of the Indebtedness represented by the cancelled Note which has not been forgiven/cancelled (the "New Note"), to be issued in the name of the Borrower and cause such New Note to be executed and delivered by or on behalf of the Borrower; PROVIDED, HOWEVER, that any New Note which is issued shall be dated as of the date of the Note which was surrendered and which evidences a portion of the Indebtedness on the date of the surrender thereof which has not yet been forgiven/cancelled and such New Note shall indicate that it is intended to be secured by the New Mortgage. Notes or New Notes, as the case may be, shall be surrendered for cancellation in chronological order of the date thereof until all Notes or New Notes have been cancelled.

               (b) The Borrower hereby agrees to take all actions (or cause his authorized legal representative to take all actions) requested by the Lender to cause such New Notes to be executed and delivered to the Lender. Furthermore, Borrower hereby acknowledges his obligations under the preceding sentence and paragraph. In order to facilitate the discharge of his obligations thereunder, the Borrower acknowledges that contemporaneous with the execution and delivery of this Agreement he has caused the execution and delivery to the Lender of signature pages, executed in blank, to be affixed to the New Notes. Borrower hereby appoints the General Counsel and Secretary of the Lender to act as his attorney in fact in connection with the execution and delivery of any New Notes and the Borrower also hereby authorizes the General Counsel and Secretary of the Lender, acting as the Borrower's attorney in fact, to affix to any New Note, which may be issued by the Lender in accordance with the procedures described above, a signature page which has been executed in blank by the Borrower and to cause such New Note to be delivered to the Lender. The Borrower hereby indemnifies and holds harmless the General Counsel and Secretary of the Lender for any and all actions taken by him acting in his capacity as the Borrower's attorney in fact in connection with the execution and delivery of any New Note to the Lender in accordance with the procedures described above.

          3.   ADDITIONAL SECURITY; REVIEW OF ADEQUACY OF COLLATERAL.   The
Borrower shall be required to post such additional collateral to secure the Indebtedness and the Notes or New Notes, as the case may be, as the Board of Directors of the Lender in its sole discretion may from time to time deem to be necessary and/or appropriate under the circumstances. The Board of Directors of the Lender will review the adequacy of collateral on at least an annual basis and will advise the Borrower in writing regarding the need for any additional collateral. In the event that the Board of Directors of the Lender requires additional collateral, the Borrower hereby agrees to take all actions, and execute and deliver all instruments and documents, deemed necessary or appropriate by the Lender to satisfy its determination as to the requirements for additional collateral.

          4.   ACCELERATION OF PAYMENT OF INDEBTEDNESS.  In the event that
(a) the Borrower's employment with the Lender is terminated for "Cause" as defined in his Employment Agreement with the Lender or (b) the voluntary termination by the Borrower of his employment with the Lender for any reason, any remaining amount of Indebtedness which is then outstanding, and all Notes or New Notes, as the case may be, evidencing such Indebtedness, shall become immediately due and payable.

          5. ACCELERATION OF FORGIVENESS/CANCELLATION OF INDEBTEDNESS. In the event that (a) the Borrower terminates his employment for "Good Reason", or as a result of a "Change in Control" or "Disability", all as defined in his Employment Agreement or (b) the Borrower dies, any remaining amount of Indebtedness which is then outstanding, and all Notes or New Notes, as the case may be, evidencing such Indebtedness, shall be immediately forgiven and/or cancelled, and the New Mortgage released or satisfied, upon the occurrence of such event.

          6. GRANT OF NEW MORTGAGE/SATISFACTION OF BRIDGE FINANCING MORTGAGE. The Borrower will execute and deliver to the Lender as promptly as practicable the New Mortgage, a copy of the form of which is attached hereto as Attachment II, and the Lender will thereafter, as promptly as practicable, cause the Bridge Financing Mortgage to be satisfied and released.

          7.   CERTAIN TAX CONSEQUENCES.

               (a) The Lender shall provide to the Borrower tax gross-up payments with respect to any taxes incurred by him on any forgiveness/cancellation of the Indebtedness as described in Sections 1 and/or 5 above, as the case may be, so that no such taxes shall be borne by the Borrower (the "Tax Gross Up Payment"). The intent of this provision is that all Federal, state and local income taxes, the Excise Tax Payment under
Section 6(b) below and any other taxes (including any penalties and interest thereon) incurred by borrower on any forgiveness/ cancellation of the Indebtedness as described in Sections 1 and/or 5 above and any additional taxes resulting from the payment of such taxes by Lender shall also be paid by Lender. For purposes of determining the Tax Gross Up Payment for any calendar year in which the forgiveness/cancellation of the Indebtedness occurs, Borrower shall be deemed to pay Federal, state and local income taxes at the highest marginal rate of taxation in such calendar year. The amount of such Tax Gross Up Payment for any calendar year shall be determined by Darrell Dillard, CPA, Dillard & Fischer LLP, or in the event Darrell Dillard is unable or unwilling to make such computation, such computation shall be made by such other certified public accountant as is selected by Lender and is reasonably acceptable to Borrower, no later than 30 days after the date of the forgiveness/cancellation of the Indebtedness occurs and shall be paid by Lender to Borrower in one lump sum within 30 days of such determination

               (b) If any (a) forgiveness/cancellation of Indebtedness described in Sections 1 or 5 of this Agreement or (b) Tax Gross Up Payment described in Section 6 (a) of this Agreement received or to be received by the Borrower in connection with a change in ownership or control of the Lender (a "Statutory Change in Control"), described in section 280G(b)(2)(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and defined in Proposed Treas. Reg. Section 1.280G-1Q/A-27, or the Borrower's termination of employment (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Lender, any person whose actions result in a Statutory Change in Control or any person affiliated with the Lender or such person) (collectively, the "Severance Benefits") will be subject to any excise tax (the "Excise Tax") imposed under section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), the Lender shall pay to the Borrower an additional amount equal to the Excise Tax (the "Excise Tax Payment"). Such Excise Tax Payment shall be included in the Tax Gross Up Payment provided for under Section 6(a) of this Agreement.

          For purposes of determining whether any of the Severance Benefits will be subject to the Excise Tax and the amount of such Excise Tax:

               (i) all of the Severance Benefits shall be treated as "parachute payments" within the meaning of Code section 280(G)(b)(2), and all "excess parachute payments" within the meaning of Code section 280G(b)(1) shall be treated as subject to the Excise Tax, unless, in the opinion of tax counsel selected by Darrell Dillard, CPA, Dillard & Fischer LLP, and reasonably acceptable to the Borrower, or, in the event Darrell Dillard is unable or unwilling to make such selection, by other tax counsel selected by Lender and reasonably acceptable to Borrower, such other payments or benefits (in whole or in part) do not constitute parachute payments, including by reason of Code section 280G(b)(4)(A), or such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered, within the meaning of Code section 280G(b)(4)(B), in excess of the "Base Amount" as defined in Code section 280G(b)(3) allocable to such reasonable compensation, or are otherwise not subject to the Excise Tax; and

               (ii) the value of any non-cash benefits or any deferred payment or benefit shall be determined by Darrell Dillard, CPA, Dillard & Fischer LLP, in accordance with the principles of Code section 280G(d)(3) and (4). In the event Darrell Dillard is unable or unwilling to make such determination, such determination shall be made by such other certified public accountant as is selected by Lender and is reasonably acceptable to Borrower.

          In the event that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder at the time of termination of the Borrower's employment, the Borrower shall repay to the Lender, at the time that the amount of such reduction in Excise Tax is finally determined (the "Reduced Excise Tax"), the difference of the Excise Tax Payment and the Reduced Excise Tax. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder at the time of the termination of the Borrower's employment (including by reason of any payment the existence or amount of which could not be determined at the time of the Excise Tax Payment), the Lender shall make an additional Excise Tax payment in respect of such excess (plus any interest or penalties payable by the Borrower with respect to such excess) at the time that the amount of such excess is finally determined. The Borrower and the Lender shall each reasonably cooperate with the other in connection with any administrative or judicial proceedings concerning the existence or amount of liability for Excise Tax with respect to the Severance Benefits.

               (c) All Computations of any Tax Gross Up Payment and/or Excise Tax Payment to be made pursuant to the terms of this Agreement shall be made by Darrell Dillard, CPA, Dillard & Fischer LLP. In the event Darrell Dillard is unable or unwilling to make such computations, such computations shall be made by such other certified public accountant as is selected by Lender and is reasonably acceptable to borrower.

          8. ENFORCEABILITY. If any provision of this Agreement shall be deemed invalid or unenforceable as written, this Agreement shall be construed, to the greatest extent possible, or modified, to the extent allowable by law, in a manner which shall render it valid and enforceable and any limitation on the scope or duration of any such provision necessary to make it valid and enforceable shall be deemed to be a part thereof. No invalidity or unenforceability of any provision contained herein shall affect any other portion of this Agreement unless the provision deemed to be so invalid or unenforceable is a material element of this Agreement, taken as a whole.

          9. LEGAL EXPENSES. The Lender shall pay the Borrower's reasonable fees for legal and tax advice and other related expenses associated with the negotiation and completion of this Agreement.

          10. NOTICES. All notices which the Lender is required or permitted to give to the Borrower shall be given by registered or certified mail or overnight courier, with a receipt obtained, addressed to the Borrower at the address referred to above, or at such other place as the Borrower may from time to time designate in writing, or by personal delivery, and to counsel for the Borrower as may be requested in writing by the Borrower from time to time. All notices which the Borrower is required or permitted to give to the Lender shall be given by registered or certified mail or overnight courier, with a receipt obtained, addressed to the Lender at the address set forth above, or at such other address as the Lender may from time to time designate in writing, or by personal delivery, and to counsel for the Lender as may be requested in writing by the Lender. A notice will be deemed given upon the mailing thereof or delivery to an overnight courier for delivery the next business day, except for a notice of a change of address, which will not be effective until receipt.

          11. WAIVERS. No waiver by either party of any breach or nonperformance of any provision or obligation of this Agreement shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision of this Agreement.

          12. HEADINGS; OTHER LANGUAGE. The headings contained in this Agreement are for reference purposes only and shall in no way affect the meaning or interpretation of this Agreement. In this Agreement, as the context may require, the singular includes the plural and the singular, the masculine gender includes both male and female reference, the word "or" is used in the inclusive sense and the words "including," "includes," and "included" shall not be limiting.

          13. COUNTERPARTS. This Agreement may be executed in duplicate counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one agreement.

          14. AGREEMENT COMPLETE; AMENDMENTS. This Agreement, together with the Notes attached hereto as Exhibits A through K, any New Notes which may be issued pursuant to the terms hereof, and the New Mortgage attached hereto as Attachment II, is the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto. This Agreement may not be amended, supplemented, cancelled or discharged except by a written instrument executed by both of the parties hereto, PROVIDED, HOWEVER, that the immediately foregoing provision shall not prohibit the termination of rights and obligations under this Agreement which termination is made in accordance with the terms of this Agreement.

          15. BENEFIT AND BINDING NATURE/NONASSIGNABILITY. This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the respective parties hereto. This Agreement and the rights and obligations hereunder are personal to the Lender and the Borrower and are not assignable or transferable to any other person, firm or corporation without the consent of the other party, except as contemplated hereby; PROVIDED, HOWEVER, in the event of the merger or consolidation of the Lender, whether or not the Lender is the surviving or resulting corporation, the transfer of all or substantially all of the assets of the Lender, or the voluntary or involuntary dissolution of the Lender, then the surviving or resulting corporation or the transferee or transferees of the Lender's assets shall be bound by this Agreement and the Lender shall take all actions necessary to insure that such corporation, transferee or transferees are bound by the provisions of this Agreement, and provided, further, this Agreement shall inure to the benefit of the Borrower's estate, heirs, executors, administrators, personal and legal representatives, distributees, devisees, and legatees. Notwithstanding the foregoing provisions of this
Section 15, the Lender shall not be required to take all actions necessary to insure that a transferee or transferees of the Lender's assets are bound by the provisions of this Agreement and such transferee or transferees of the Lender's shall not be bound by the obligations of the Lender under this Agreement if the Lender shall have (a) paid to the Borrower or made provision satisfactory to the Borrower for payment to him of all amounts which are or may become payable to him hereunder in accordance with the terms hereof and
(b) made provision satisfactory to the Borrower for the forgiveness/cancellation of the Indebtedness and the cancellation of the Notes and/or New Notes, as the case may be in accordance with the terms hereof.

          16. GOVERNING LAW. This Agreement will be governed and construed in accordance with the law of Pennsylvania applicable to agreements made and to be performed entirely within such state, without giving effect to the conflicts of laws principles thereof.

          17. INTERPRETATION. The Lender and the Borrower each acknowledge and agree that this Agreement has been reviewed and negotiated by such party and its or his counsel, who have contributed to its revision, and the normal rule of construction, to the effect that any ambiguities are resolved against the drafting party, shall not be employed in the interpretation of it.


                             [SIGNATURE PAGE TO FOLLOW]

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                   KEY ENERGY SERVICES, INC.,
                                   THE LENDER


                                   BY: /s/ MORTON WOLKOWITZ
                                       ----------------------------------
                                       MORTON WOLKOWITZ
                                       DIRECTOR


                                        BORROWER



                                       /s/ FRANCIS D. JOHN
                                       ---------------------------------
                                       FRANCIS D. JOHN